Registration Statement No. 333-


                SECURITIES AND EXCHANGE COMMISSION
                      Washington, D.C.  20549
                     ------------------------
                           FORM S-8
                    REGISTRATION STATEMENT
                            Under
                   the Securities Act of 1933
                  ----------------------------

                    GANDALF TECHNOLOGIES INC.
       (Exact name of issuer as specified in its charter)

ONTARIO, CANADA                        Not Applicable
(State or other jurisdiction          (I.R.S. Employer
of incorporation or organization)      Identification No.)

                        130 Colonnade Road South
                             Nepean, Ontario
                              Canada K2E 7M4
                (Address of principal executive offices)

               Stock Option Plan for Key Employees and Directors
     (Formerly Stock Option Plan for Executives and Directors)
                         (Full title of Plan)


                           THOMAS A. VASSILIADES
                        Gandalf Technologies Inc.
                         130 Colonnade Road South
                              Nepean, Ontario
                              Canada K2E 7M4
                              (613) 274-6500
     (Name, address and telephone number, including area code, of agent for service)

                              Copy to:
                        ALBERT F. LILLEY, ESQ
                     Milbank, Tweed, Hadley & McCloy
                       1 Chase Manhattan Plaza
                       New York, New York  10005
                            (212) 530-5000

                     CALCULATION OF REGISTRATION FEE
- -------------------------------------------------------------
Title of    Amount     Proposed    Proposed      Amount of
Securities  to be      Maximum     Maximum       Registration
to be       Registered Offering    Aggregate     Fee
Registered             Price per   Offering
                       Share       Price
- -------------------------------------------------------------
Common
Shares
(no par
value)      2,200,574   US$14.8125   US$32,596,002  US$11,240.00


- -------------------------------------------------------------
1.

Pursuant to Rule 457(h) of the Securities and Exchange Commission under the Securities Act of 1933, the amounts of the registration fee and the proposed maximun aggregate offering price were based on the average of the high and low prices of the Common Shares as reported by the NASDAQ NMS on April 15, 1996.

The contents of Registration Statements on Form S-8
(Nos.033-50017 and 033-55221 and 033-58691 and 033-64375)
filed by Gandalf Technologies Inc. with respect to the Stock
Option Plan for Key Employees and Directors, (formerly the Stock
Option Plan for Executives and Directors)are hereby incorporated by reference.

                      SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Nepean, Province of Ontario, Canada on this 19th of April, 1996.

                                   GANDALF TECHNOLOGIES INC.


                                  By: s/Thomas A. Vassiliades
                                      -----------------------
                                      Thomas A. Vassiliades
                                      President


                      POWER OF ATTORNEY

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated. Each person whose signature appears below hereby constitutes and appoints Thomas A. Vassiliades and Walter R. MacDonald, jointly and severally, his attorney-in-fact, each with full power of substitution, to file one or more amendments (including post-effective amendments) to this Registration Statement, which amendments may make such changes in this Registration Statement as such attorney-in-fact deems appropriate, and to execute in the name and on behalf of each such person, individually and in each capacity stated below, any such amendments to this Registration Statement. Each person whose signature appears below hereby ratifies and confirms all that each of the said attorneys-in-fact, or such person's substitute or substitutes, may do or cause to be done by virtue hereof.


Signatures                 Title                   Date

s/Desmond Cunningham    Director               April 19, 1996
- --------------------
Desmond Cunningham

s/Alexander Curran      Director               April 19, 1996
- --------------------
Alexander Curran

s/John Gamba            Director               April 19, 1996
- --------------------
John Gamba

s/Charles J. Gardner    Director               April 19, 1996
- --------------------
Charles Gardner

s/Donald M. Gleklen     Director               April 19, 1996
- --------------------
Donald M. Gleklen

s/Robert E. Keith       Director               April 19, 1996
- --------------------
Robert E. Keith

s/A. Graham Sadler      Director               April 19, 1996
- --------------------
A. Graham Sadler

s/Albert Sinyor         Director               April 19, 1996
- --------------------
Albert Sinyor


s/Thomas A. Vassiliades Chairman, President    April 19, 1996
- --------------------    and Chief Executive
Thomas A. Vassiliades   Officer (Principal
                        Executive Officer) and
                        Authorized Representative
                        in the United States

s/Walter MacDonald    Vice President Finance   April 19, 1996
- --------------------  (Principal Financial
Walter MacDonald      and Accounting Officer)